PRESS RELEASE

Innospec REPORTS THIRD QUARTER FINANCIAL RESULTS

GAAP Diluted EPS $0.16 vs. $0.23

Excluding Special Items, Diluted EPS $0.51 vs. $0.32

Fuel Specialties Posts Another Strong Quarter, 22% Sales Increase

Newark, Del. - October 30, 2008 - Innospec Inc. (NASDAQ: IOSP) today announced its financial results for the third quarter ended September 30, 2008.

Total net sales for the quarter were $158.8 million, an 11% increase from $143.0 million in last year's third quarter. Net income was $3.9 million, or $0.16 per diluted share, compared with $5.6 million, or $0.23 per diluted share, a year ago. The results for both periods include a number of significant special items, which are summarized in the table below. For the third quarter of 2008, these items had a net negative impact on net income of $8.5 million, or $0.35 per diluted share; a year ago, similar items reduced net income by $2.2 million, or $0.09 per diluted share. Excluding these items from both periods, diluted earnings per share for the third quarter of 2008 were $0.51, a 59% increase from $0.32 a year ago.
Quarter ended Sept. 30, 2008	Quarter ended Sept. 30, 2007
	After-tax (in millions)	Per diluted share	After-tax (in millions)	Per diluted share

Net income	$3.9	$0.16	$5.6	$0.23

Oil for Food legal and professional expenses	7.6	0.31	0.1	n/a
Foreign exchange losses/(gains)	4.4	0.18	(1.0)	(0.04)
Reversal of contract related provisions	(4.8)	(0.20)	-	-
Octane Additives business goodwill impairment	1.1	0.05	2.5	0.10
Restructuring charge	0.2	0.01	0.6	0.03
	8.5	0.35	2.2	0.09

Net income excluding special items	$12.4	$0.51	$7.8	$0.32

"Our strong quarterly results at the operating level primarily reflect another excellent performance by Fuel Specialties, which achieved increases of more than 20% in both sales and operating income," said Paul Jennings, President and Chief Executive Officer. "In addition, Active Chemicals' results improved sequentially, as we expected, though high raw material and energy costs continued to pressure its margins. Our GAAP net income was significantly affected by additional accruals related to the Oil for Food investigations, as well as non-cash foreign exchange losses, which were only partially offset by the reversal of contract related provisions no longer deemed necessary. The net negative impact of these items should not obscure the solid fundamental performance of our ongoing growth businesses in a difficult operating environment during the third quarter."

In Fuel Specialties, operating income for the quarter was $20.0 million, a 23% increase from $16.3 million a year ago. The segment's gross margin was 31.8%, compared with 33.6% a year ago. Its net sales for the quarter increased 22%, to $114.5 million. By region, sales rose 15% in the Americas, 39% in the Europe, Middle East and Africa (EMEA) region, and 8% in the Asia-Pacific region.

Active Chemicals reported an operating loss for the quarter of $0.3 million, significantly improved from the second quarter loss of $2.4 million, though well below operating income of $1.5 million a year ago. The segment's gross margin was 11.1% for the quarter, down from 17.9% a year ago, but up from 5.3% in this year's second quarter. Net sales in Active Chemicals were $37.0 million, a 12% increase. By region, sales were up 10% in the Americas, 9% in the EMEA region, and 52% in the Asia-Pacific region.

The Octane Additives segment reported an operating loss of $1.8 million for the quarter, compared with operating income of $2.3 million a year ago. The segment's results include $8.7 million in pre-tax accruals for expected legal and other professional expenses related to the ongoing Oil for Food investigations, as well as a $5.5 million pre-tax benefit from the reversal of contract related provisions no longer deemed necessary. Excluding these items, the segment's gross margin for the quarter was 50.7%, compared with 50.6% in last year's third quarter. Octane Additives' net sales for the quarter were $7.3 million, down 55% from a year ago.

Corporate costs for the quarter were $4.9 million, compared with $5.1 million a year ago. The Company also incurred a $0.6 million pre-tax non-cash charge related to the Company's pension plans, compared with a $1.1 million charge a year ago. The effective tax rate for the quarter declined to 15.2%, compared with 41.7% a year ago, principally due to the revised assumption that significant legal and other professional expenses may be tax deductible.

EBITDA (earnings before interest, taxes, depreciation, amortization and impairment) for the quarter was $13.6 million, compared with $22.3 million a year ago. EBITDA is a non-GAAP financial measure that is defined and reconciled with GAAP results in the schedules below.

For the first nine months of 2008, total revenues of $472.8 million were up 10% from $429.7 million in the corresponding period last year. Net income for the nine-month period was $12.0 million, or $0.50 per diluted share, compared with $18.4 million, or $0.74 per diluted share, a year ago. EBITDA for the first nine months of 2008 was $43.1 million, compared with $69.7 million a year ago.

Innospec's balance sheet remained strong as of September 30, 2008, with net debt of $76.8 million, compared with stockholders' equity of $272.6 million. The Company did not repurchase any additional shares of its common stock during the quarter; for the year to date, it has repurchased approximately 484,000 shares for a total of $9.6 million.

Innospec has updated its 2008 expectations for the Company's three business lines as follows:

  In Fuel Specialties, sales growth of 12% to 16% (previously 7% to 11%), with a gross margin of 30% to 34% (no change);

  In Active Chemicals, sales growth of 10% to 14%, with a gross margin of 10% to 14% (no changes);

  In Octane Additives, a sales decline of 25% to 30% (no change), with a gross margin of 52% to 56% (previously 40% to 44%).

Mr. Jennings concluded, "We are pleased to be able to raise our guidance range for sales growth in Fuel Specialties, our largest and most profitable business, amidst the current challenging economic conditions. Longer term, we continue to believe Innospec has excellent growth potential in its chosen specialty chemicals markets around the world."

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures consist of adjusted results of operations of the Company that exclude certain expenses, gains and losses that may not be indicative of the core operations of the Company. Excluded items include charges for interest, income taxes, amortization, depreciation and impairment of Octane Additives business goodwill. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided in the financial tables contained herein in the appendix to the earnings release dated October 30, 2008. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company's underlying performance and identifying operating trends. In addition, management uses these non-GAAP financial measures internally to allocate resources and evaluate the performance of the Company's operations. While the Company believes that such measures are useful in evaluating the Company's performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company's performance relative to other companies in similar industries. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of EBITDA to GAAP net income in Schedule 2B below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with almost 1,000 employees in 23 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas; Europe, Middle East and Africa; and Asia-Pacific. Innospec's fuel specialties business specializes in manufacturing and supplying the fuel additives that help improve fuel efficiency, boost engine performance and reduce harmful emissions. Innospec's active chemicals business provides effective technology-based solutions for our customers' processes or products focused in the Personal Care; Household, Industrial & Institutional; and Fragrance Ingredients markets. Innospec's Octane Additives business is the world's only producer of tetra ethyl lead (TEL).

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements which address operating performance, events or developments that we expect or anticipate will or may occur in the future, including, without limitation, all of the Company's guidance for sales, gross margins, net income, growth potential and other measures of financial performance. Although forward-looking statements are believed by management to be reasonable when made, caution should be exercised not to place undue reliance on such statements because they are subject to certain risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, actual results may differ materially from those expressed or implied by such forward-looking statements and assumptions. Risks, assumptions and uncertainties include, without limitation, changes in the terms of trading with significant customers or the gain or loss thereof, changes in the costs and availability of energy, raw materials and other inputs, our ability to continue to achieve organic growth in our fuel specialties and active chemicals businesses, our ability to successfully integrate any acquisitions in our non-Octane Additives businesses, the effects of changing government regulations and economic and market conditions, competition and changes in demand and business and legal risks inherent in the Company's activities, including political and economic uncertainty, import and export limitations and market risks related to changes in interest rates and foreign exchange rates, government investigations, material fines or other penalties resulting from the Company's voluntary disclosure to the Office of Foreign Assets Control of the U.S. Department of the Treasury and the Securities and Exchange Commission ("SEC"), U.S. Department of Justice and United Kingdom Serious Fraud Office investigations into the Company's involvement in the United Nations Oil for Food Program, or other regulatory actions and other risks, uncertainties and assumptions identified in the Company's Annual Report on Form 10-K for the year ended December 31, 2007 and other reports filed with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Kate Davison

Innospec Inc.

+44-151-348-5825

Kate.Davison@innospecinc.com

Tom Pratt

RF|Binder Partners

+1-212-994-7563

Tom.Pratt@RFBinder.com

Schedule 1

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended September 30		Nine Months Ended September 30

	2008	2007	2008	2007
(in millions except per share data)

Net sales	$158.8	$143.0	$472.8	$429.7
Cost of goods sold	(109.1)	(97.4)	(330.3)	(286.6)
Gross profit	49.7	45.6	142.5	143.1

Selling, general and administrative	(31.7)	(23.8)	(92.6)	(73.3)
Research and development	(3.5)	(3.3)	(11.1)	(9.9)
Restructuring charge	(0.3)	(0.9)	(1.9)	(2.9)
Amortization of intangible assets	(2.1)	(4.6)	(6.2)	(12.3)
Impairment of Octane Additives business goodwill	(1.1)	(2.4)	(3.2)	(10.1)
Profit on disposal	-	-	0.4	-
	(38.7)	(35.0)	(114.6)	(108.5)
Operating income	11.0	10.6	27.9	34.6
Other net (expense)/income	(5.0)	1.4	(5.8)	3.0
Interest expense (net)	(1.4)	(2.3)	(4.0)	(5.0)
Income before income taxes and minority interest	4.6	9.7	18.1	32.6
Minority interest	-	(0.1)	-	(0.1)
Income before income taxes	4.6	9.6	18.1	32.5
Income taxes	(0.7)	(4.0)	(6.1)	(14.1)
Net income	$3.9	$5.6	$12.0	$18.4

Earnings per share Basic	$0.17	$0.23	$0.51	$0.77
Diluted	$0.16	$0.23	$0.50	$0.74

Weighted average shares Basic	23,596	24,007	23,594	23,935
outstanding (in thousands) Diluted	24,233	24,646	24,211	24,803

Schedule 2A

INNOSPEC INC. AND SUBSIDIARIES

SEGMENTAL ANALYSIS
ANALYSIS OF BUSINESS UNIT RESULTS
	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
(in millions)

Net sales
Fuel Specialties	$114.5	$93.8	$323.4	$265.6
Active Chemicals	37.0	33.0	110.4	101.0
Octane Additives	7.3	16.2	39.0	63.1
	158.8	143.0	472.8	429.7

Gross profit
Fuel Specialties	36.4	31.5	108.1	90.4
Active Chemicals	4.1	5.9	10.9	19.1
Octane Additives	9.2	8.2	23.5	33.6
	49.7	45.6	142.5	143.1

Operating income
Fuel Specialties	20.0	16.3	58.8	45.0
Active Chemicals	(0.3)	1.5	(2.6)	5.1
Octane Additives	(1.8)	2.3	(1.3)	16.7
FAS 158/87 pension (charge)	(0.6)	(1.1)	(1.8)	(3.4)
Corporate costs	(4.9)	(5.1)	(20.5)	(15.8)
	12.4	13.9	32.6	47.6

Restructuring charge	(0.3)	(0.9)	(1.9)	(2.9)
Impairment of Octane Additives business goodwill	(1.1)	(2.4)	(3.2)	(10.1)
Profit on disposal	-	-	0.4	-
Total operating income	$11.0	$10.6	$27.9	$34.6

Schedule 2B
NON GAAP MEASURES
	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007
(in millions)

Net income	$3.9	$5.6	$12.0	$18.4
Interest expense (net)	1.4	2.3	4.0	5.0
Income taxes	0.7	4.0	6.1	14.1
Depreciation and amortization	6.5	8.0	17.8	22.1
Impairment of Octane Additives business goodwill	1.1	2.4	3.2	10.1
EBITDA	13.6	22.3	43.1	69.7

Fuel Specialties	21.5	17.4	62.8	47.9
Active Chemicals	1.1	3.1	2.1	9.6
Octane Additives	0.8	6.8	5.2	28.9
FAS 158/87 pension (charge)	(0.6)	(1.1)	(1.8)	(3.4)
Corporate costs	(3.9)	(4.3)	(17.9)	(13.3)
	18.9	21.9	50.4	69.7
Restructuring charge	(0.3)	(0.9)	(1.9)	(2.9)
Profit on disposal	-	-	0.4	-
Other net (expense)/income	(5.0)	1.4	(5.8)	3.0
Minority interest	-	(0.1)	-	(0.1)
EBITDA	$13.6	$22.3	$43.1	$69.7

Schedule 3

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
	September 30 2008	December 31 2007
Assets	(in millions)
Current assets
Cash and cash equivalents	$15.2	$24.3
Accounts receivable (less allowance of $2.6 and $2.0, respectively)	90.6	94.2
Inventories	152.3	132.6
Prepaid expenses	4.8	5.0
Prepaid income taxes	7.3	-
Total current assets	270.2	256.1

Property, plant and equipment	57.5	66.2
Goodwill - Octane Additives	9.5	12.7
Goodwill - Other	139.2	139.1
Intangible assets	35.7	41.9
Pension asset	38.2	34.8
Deferred finance costs	0.4	0.3
Total assets	$550.7	$551.1
Liabilities and Stockholders' Equity
Accounts payable	$54.6	$50.9
Dividend payable	1.2	-
Accrued liabilities	57.8	65.7
Accrued income taxes	-	6.9
Short-term borrowing	92.0	20.0
Current portion of plant closure provisions	4.6	4.4
Current portion of unrecognized tax benefits	8.7	12.6
Current portion of deferred income	0.1	0.1
Current deferred income taxes	0.7	0.1
Total current liabilities	219.7	160.7
Long-term debt, net of current portion	-	61.0
Plant closure provisions, net of current portion	21.9	22.4
Unrecognized tax benefits, net of current portion	31.2	27.4
Deferred income taxes, net of current portion	4.3	7.3
Other non-current liabilities	0.1	-
Deferred income, net of current portion	0.8	0.8
Minority interest	0.1	-
Total stockholders' equity	272.6	271.5
Total liabilities and stockholders' equity	$550.7	$551.1

Schedule 4

INNOSPEC INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
	Nine Months Ended September 30
	2008	2007
	(in millions)
Cash Flows from Operating Activities

Net income	$12.0	$18.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	18.1	23.0
Impairment of Octane Additives business goodwill	3.2	10.1
Deferred income taxes	(2.3)	(0.2)
(Profit)/loss on disposal of property, plant and equipment	(0.4)	-
Changes in working capital	(18.0)	(22.9)
Excess tax benefit from stock based payment arrangements	(3.3)	-
Income taxes and other current liabilities	(14.1)	(3.8)
Movement on plant closure provisions	(0.3)	-
Movement on pension asset/(liability)	(3.8)	(1.8)
Stock option compensation charge	3.1	1.7
Movements on other non-current liabilities	(3.5)	0.1
Movement on deferred income	-	(2.3)
Net cash (used in)/provided by operating activities	(9.3)	22.3
Cash Flows from Investing Activities

Capital expenditures	(6.8)	(8.6)
Proceeds on disposal of property, plant and equipment	1.3	-
Acquisition of intangible asset	-	(28.4)
Net cash (used in) investing activities	(5.5)	(37.0)
Cash Flows from Financing Activities

Net receipt/(repayment) of revolving credit facility	31.0	(30.0)
Repayment of term loan	(20.0)	(15.0)
Payments on capital leases	-	(0.1)
Refinancing costs	(0.4)	-
Dividend paid	(1.2)	(1.1)
Excess tax benefit from stock based payment arrangements	3.3	-
Issue of treasury stock	1.9	3.9
Repurchase of common stock	(10.5)	(17.4)
Net cash provided by/(used in) financing activities	4.1	(59.7)
Effect of exchange rate changes on cash	1.6	0.8
Net change in cash and cash equivalents	(9.1)	(73.6)
Cash and cash equivalents at beginning of period	24.3	101.9
Cash and cash equivalents at end of period	$15.2	$28.3

Amortization of deferred finance costs of $0.3m (2007 - $0.9m) are included in depreciation and amortization in the cash flow statement but in interest in the income statement.